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                                                                   Exhibit 10.18

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


        This is the First Amendment to the Employment Agreement ("Agreement") executed as of February 4, 2000 by and between IndyMac Mortgage Holdings, Inc. and IndyMac, Inc. (each of which is individually and collectively referred to as the "Employer") and Michael W. Perry ("Officer"). This First Amendment is executed as of December 1, 2000.

        WHEREAS, Employer and Officer desire to amend the Agreement in the following respects. Therefore, in consideration of mutual promises and covenants contained herein, the parties agree as follows.

        1. Amend and restate Section 5(c) "Cause" to read in its entirety as follows:

                c. CAUSE. Employer may terminate Officer's employment under this Agreement for "Cause." A termination for Cause is a termination by reason of (i) a material breach of this Agreement by Officer (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith or without reasonable belief that such breach is in the best interests of Employer and which, for any breach that is remediable, is not remedied within a reasonable period of time after receipt of written notice from Employer specifying such breach, or (ii) Officer's breach of the terms of any Promissory Note executed by Officer for any loan to Officer made by Employer pursuant to the Employer's Loan Plan, including a failure to meet a margin call, or (iii) Officer's conviction by a court of competent jurisdiction of a felony involving acts of fraud, embezzlement, dishonesty or moral turpitude, or (iv) entry of an order duly issued by any federal or state regulatory agency having jurisdiction in the matter removing Officer from office of Employer or its affiliates or permanently prohibiting him from participating in a material portion of the affairs of Employer or any of its affiliates, provided that the order resulted from act(s) of Officer which were committed in bad faith and without reasonable belief that such act(s) were in the best interests of Employer. If Officer shall be convicted of a felony or shall be removed from office and/or temporarily prohibited from participating in the conduct of Employer's or any of its affiliates' affairs by any federal or state regulatory authority having jurisdiction in the matter, Employer's obligations under Sections 4(a), 4(b), 4(c), and 4(f) hereof shall be automatically suspended; provided, however, that if the charges resulting in such removal or prohibition are finally dismissed or if a final judgment on the merits of such charges is issued in favor of Officer, or if the conviction is overturned on appeal, then Officer shall be reinstated in full


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        with back pay for the removal period plus accrued interest at the rate then payable on judgments. During the period that Employer's obligations under Sections 4(a), 4(b), 4(c), and 4(f) hereof are suspended, Officer shall continue to be entitled to receive Additional Benefits under
        Section 4(d) until the conviction of the felony or removal from office has become final and non-appealable. When the conviction of the felony or removal from office has become final and non-appealable, all of Employer's obligations hereunder shall terminate; provided, however, that the termination of Officer's employment pursuant to this Section 5(c) shall not affect Officer's entitlement to all benefits in which he has become vested or which are otherwise payable in respect of periods ending prior to his termination of employment. Upon termination for Cause, Officer is not entitled to any severance and no unvested stock options or restricted stock will vest because of the termination. Anything herein to the contrary notwithstanding, termination for Cause shall not include termination by reason of Officer's job performance or a job performance rating given to Officer for his job performance or the financial performance of Employer or any affiliated company.

        2.      Add the following new subsection (h) to Section 5 "Termination":

                h. CONDITION TO PAYMENT UNDER SECTION 5(d) AND 5(g). In order to receive and retain the single payment equal to $5,000,000 set forth in Section 5(d) or Section 5(g), Officer agrees that for a period of one year after either a termination of employment other than for Cause, or a Non-Renewal of Agreement, Officer shall not engage in any business, whether as an employee, consultant, partner, principal, agent, representative or stockholder (other than as a stockholder of less than 1% equity interest) or in any other corporate or representative capacity with any other business whether in corporate, proprietorship, or partnership form or otherwise, where such business is engaged in any activity which competes with the business of Employer or its subsidiaries or affiliates, as conducted on the date Officer's employment ended or which will compete with any proposed business activity of Employer or its subsidiaries or affiliates, in the planning state on such date.

               If the foregoing agreement is determined invalid or unenforceable by a Court, then Officer agrees that he shall return the payment equal to $5,000,000 received pursuant to Sections 5(d) or 5(g).

        3. Amend and restate Section 8(g) "Confidentiality" to read in its entirety as follows:

                g. CONFIDENTIALITY. Officer agrees that he will not divulge or otherwise disclose, directly or indirectly, any trade secret or other confidential information concerning the business or policies of Employer or any of its


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        subsidiaries which he may have learned as a result of his employment during the term of this Agreement or prior thereto as an employee, officer or director of or consultant to Employer or any of its subsidiaries, except to the extent such use or disclosure is (i) necessary or appropriate to the performance of this Agreement and in furtherance of Employer's best interests as determined in Officer's business judgment, (ii) required by applicable law or in response to a lawful inquiry from a governmental or regulatory authority, (iii) lawfully obtainable from other sources, or (iv) authorized by Employer. Furthermore, in order to protect the trade secret or confidential information of Employer, Officer hereby agrees not to accept any employment or engage in any activities competitive with the Employer for a period of one year after termination of employment if the loyal and complete fulfillment of the duties of the competitive employment or activities would inherently call upon Officer to reveal or use any of the trade secret or Confidential Information of Employer to which Officer had access during employment by Employer. The provisions of this subsection shall survive the expiration, suspension or termination, for any reason, of this Agreement.

        4. Amend and restate Section 8(k) to read in its entirety as follows:

                k.      NO SOLICITATION.

                        (i) IN GENERAL. Officer agrees that during employment and for a period of one year after termination of such employment, Officer shall not:

                                (1) Solicit, or cause to be solicited, any customers of Employer for purposes of promoting or selling any products or services competitive with those of Employer;

                                (2)     Solicit business from, or perform
                                        services for, any company or other
                                        business entity which at any time during the two year period immediately preceding Officer's termination of employment with Employer was a client of Employer, or its subsidiaries or affiliates; or

                                (3) Solicit for employment, offer, or cause to be offered, employment, either on a full time, part time, or consulting basis, to any person who was employed by Employer or its subsidiaries or affiliates on the date Officer's employment


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                                        terminated, unless Officer shall have
                                        received the prior written consent of
                                        Employer.

                        (ii) CONSIDERATION. The consideration for the foregoing no solicitation provisions, the sufficiency of which is hereby acknowledged, is Employer's agreement to continue to employ Officer and provide compensation and benefits pursuant to this Agreement, including but not limited to Section 5(d).

                        (iii) RELIEF AND OTHER REMEDIES. Officer acknowledges and agrees that Employer's remedies at law for a breach or threatened breach of any of the provisions of this Section would be inadequate and, in recognition of this fact, Officer agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Employer, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

                        (iv) REFORMATION. The foregoing no solicitation provisions are intended to restrict Officer only to the extent permitted by law in the jurisdiction where Officer is then a resident. To the extent the no solicitation provisions would otherwise be determined invalid or unenforceable by a Court of competent jurisdiction, such Court shall exercise its discretion in reforming the provisions of this Section to the end that Officer shall be subject to reasonable no solicitation provisions that are enforceable by Employer under the laws of the jurisdiction where Officer is then a resident. If the laws of the state where the Officer is then a resident completely prohibit any form of the foregoing covenants, then Employer and Officer understand and agree that the foregoing covenants are of no effect.

        5. Section 10 of the Agreement is hereby amended by adding the following language as a new subsection (vi) thereof:

                "(vi) Any payments made to Officer by Employer pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated there under."


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        6.      All other provisions of the Agreement remain in full force and effect. To the extent that there is any inconsistency between this First Amendment and the Agreement, the provisions of this First Amendment shall prevail.

        IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.



                            EMPLOYER


                            By
                                    ------------------------------------



                            OFFICER


                            By
                                    ------------------------------------
                                    MICHAEL W. PERRY


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